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       SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                   FORM 8-K

                Current Report


                 June 5, 2002
  ----------------------------------------------
(Date of Report - Date of Earliest Event Reported)

                   0-9577
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          (Commission File Number)


            WALLSTREET-REVIEW, INC.
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(Formerly Beryllium International Corporation)

Florida (formerly Utah)        87-0294391
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(State or other              (IRS Employer
jurisdiction of             Identification No.)
incorporation or
organization)

           4701 N. Federal Highway
              Suite 370, B-9
          Lighthouse Point, Florida 33064
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   (Address of Principal Executive Offices)


                (954) 784-5044
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       (Registrant's Telephone Number)

Item 5.  Other Events

Wallstreet-Review, Inc. (WALS), a Florida
corporation, announces it has ceased operations as
a financial services company.   Concerns over the
company's solvency, including its delisting from the OTCBB for failing to file its 10K and 10Q, and inability to raise private capital have resulted in terminations of its contractual relationships with BioTec Systems, Ltd. and Esmeralda Exploration
International.

The company's solvency and ability to provide investment for BioTec and Esmeralda have been jeopardized by the severe devaluation in the price of Hawaiian Palisade Homes (HIPH) stock for which its wholly owned subsidiary, WSR Financial
Services, received 2 million shares in payment for HIPH's reverse merger.

As a consequence, WSR Financial Services will not be opening the brokerage it expected to open in Delray Beach, FL, as was contracted with The
Camelot Group.

             SIGNATURES
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Pursuant to the requirements of the Securities and
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALLSTREET-REVIEW, INC.
 (Formerly Beryllium International Corporation)



Dated: June 5, 2002

By:  /s/Jeff Daly
     ----------------------------------------
     Chief Executive Officer